SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

     CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2005

Comcast Corporation
(Exact Name of Registrant
as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-50093	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street
Philadelphia, PA	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 665-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On April 21, 2005, Comcast Corporation, a Pennsylvania corporation (“Comcast”), announced that it had entered into an asset purchase agreement, dated as of April 20, 2005 (the “Comcast Adelphia Purchase Agreement”) with Adelphia Communications Corporation, a Delaware corporation (“Adelphia”), pursuant to which Comcast will, on the terms and subject to the conditions thereof, purchase certain assets and assume certain liabilities from Adelphia and certain of its affiliates and related parties (the “Comcast Adelphia Acquisition”). Concurrently, Time Warner Inc., a Delaware corporation ( “Time Warner”), announced that Time Warner NY Cable LLC, a Delaware limited liability company (“TW NY”) and a subsidiary of Time Warner and of Time Warner Cable Inc., a Delaware corporation (“TWC”), entered into an asset purchase agreement, dated as of April 20, 2005 (the “TW Adelphia Purchase Agreement” and, together with the Comcast Adelphia Purchase Agreement, the “Adelphia Purchase Agreements”), with Adelphia, pursuant to which TW NY will, on the terms and subject to the conditions thereof, purchase certain assets and assume certain liabilities from Adelphia and certain of its affiliates and related parties (the “TW Adelphia Acquisition” and, together with the Comcast Adelphia Acquisition, the “Adelphia Acquisitions”). The Adelphia Acquisitions include substantially all of the cable systems currently managed by Adelphia. The aggregate consideration payable by Comcast in connection with the Comcast Adelphia Acquisition is $3.5 billion in cash (the “Purchase Price”). The aggregate consideration payable by TW NY in connection with the TW Adelphia Acquisition consists of approximately $9.2 billion in cash and shares of TWC’s Class A Common Stock, par value $0.01 per share (“TWC Class A Common Stock”), which are expected to represent 16% of the common stock of TWC as of the closing (the “Adelphia Closing”) of the transactions contemplated by the TW Adelphia Purchase Agreement and assuming the redemption of Comcast’s interest in TWC, as described below. Following the Adelphia Closing, the shares of TWC Class A Common Stock will be publicly traded.

     Comcast and certain of its affiliates, on the one hand, and TWC and certain of its affiliates, on the other hand, also entered into two redemption agreements, each dated as of April 20, 2005 (the “TWC Redemption Agreement” and the “TWE Redemption Agreement,” respectively), pursuant to which, among other things, Comcast’s interests in TWC and Time Warner Entertainment Company, L.P., a Delaware limited partnership and a subsidiary of Time Warner and of TWC (“TWE”), respectively, will be redeemed (the “TWC Redemption” and the “TWE Redemption,” respectively, and, collectively, the “Redemptions”), on the terms and subject to the conditions thereof. Currently, trusts established for the benefit of Comcast own 17.9% of the common stock of TWC and a 4.7% residual equity interest in TWE, which collectively represents a 21% effective interest in TWC’s business.

     In addition, Comcast and TWC and certain of their respective affiliates entered into an exchange agreement, dated as of April 20, 2005 (the “Exchange Agreement”), pursuant to which, among other things, Comcast and TWC or such affiliates will exchange certain cable systems, some of which are to be acquired in the Adelphia Acquisitions (the “Exchange” and, together with the Adelphia Acquisitions and the Redemptions, the “Transactions”).

     The Transactions and certain related transactions are described in greater detail below.

The Comcast Adelphia Purchase Agreement

     Adelphia’s operations primarily consist of providing analog and digital video services, high-speed Internet access and other advanced services over broadband networks. In June 2002, Adelphia and substantially all of its domestic subsidiaries filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) and are currently subject to chapter 11 proceedings in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

     The Comcast Adelphia Acquisition will be effected pursuant to a plan under chapter 11 of the Bankruptcy Code satisfying the requirements of the Adelphia Purchase Agreements (the “Plan”). The Comcast Adelphia Acquisition includes (i) Adelphia’s controlling interests in two joint ventures that own cable systems serving approximately 1,092,000 subscribers (approximately 784,000 subscribers after pro rating for minority interests) (as of December 31, 2004) and (ii) cable systems serving approximately 138,000 subscribers (as of December 31, 2004). Comcast currently owns the minority interests in the two Adelphia-controlled joint ventures: the Century-TCI joint venture, which owns cable systems in the Los Angeles, California area and the Parnassos joint venture, which owns cable systems in Ohio, Pennsylvania and Western New York.

     The Purchase Price is subject to customary adjustments to reflect changes in Adelphia’s net liabilities and subscribers as well as any shortfall in Adelphia’s capital expenditure spending relative to its budget during the interim period between the execution of the Comcast Adelphia Purchase Agreement and the Adelphia Closing (the “Interim Period”). At the Adelphia Closing, 4% of the Purchase Price will be deposited into escrow to secure Adelphia’s obligations in respect of any post-closing adjustments to the Purchase Price and its indemnification obligations for, among other things, breaches of its representations, warranties and covenants pursuant to the Comcast Adelphia Purchase Agreement.

     Adelphia and Comcast have made customary representations, warranties and covenants in the Comcast Adelphia Purchase Agreement, including, among others, covenants that (i) require the parties to commence appropriate proceedings before the Bankruptcy Court to obtain approval of the Plan and to use commercially reasonable efforts to obtain the regulatory and other approvals required in connection with the Comcast Adelphia Acquisition and (ii) subject to certain customary exceptions, prohibit Adelphia from soliciting, encouraging or responding to proposals relating to alternative business combination transactions (including pursuing an alternate plan under chapter 11 of the Bankruptcy Code). The Comcast Adelphia Purchase Agreement contains certain termination rights for both Comcast and Adelphia, and further provides that, upon termination of the Comcast Adelphia Purchase Agreement under specified circumstances, Adelphia may be required to pay Comcast a termination fee of approximately $87.5 million.

     The Adelphia Closing is subject to the satisfaction or waiver of conditions customary to transactions of this type, including, among others, (i) receipt of applicable regulatory approvals, including the consent of certain local franchising authorities to the change in ownership of the cable systems operated by Adelphia, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) approval of the Plan by the stakeholders of Adelphia, (iv) satisfactory settlement by Adelphia of the claims and causes of actions brought by the Securities and Exchange Commission and the investigations by the Department of Justice, (v) entry by the Bankruptcy Court of a final order confirming the Plan and (vi) the number of basic subscribers served by Adelphia’s cable systems as of a specified date prior to the Adelphia Closing not being below an agreed upon threshold. The Adelphia Closing is expected to occur toward the end of 2005 or in the first quarter of 2006.

     The Adelphia Acquisitions are not subject to the consummation of the Redemptions and the Exchange; accordingly, it is possible that the Adelphia Acquisitions will occur but that any or all of the Redemptions and the Exchange will not occur.

     The TW Adelphia Purchase Agreement has similar terms to the Comcast Adelphia Purchase Agreement, with certain additional provisions relating to the issuance TWC Class A Common Stock and customary representations and covenants regarding TWC’s business. The consummation of each of the Adelphia Acquisitions is conditioned on the contemporaneous consummation of the other.

     If the Comcast Adelphia Purchase Agreement is terminated prior to the Adelphia Closing as a result of actions by, or failure to obtain governmental authorizations from, the Federal Communications Commission or any government entity with jurisdiction over the enforcement of U.S. antitrust law, TW NY has agreed that it will also acquire the cable operations of Adelphia that would have been acquired by Comcast pursuant to the Comcast Adelphia Purchase Agreement. In such event, TW NY would be required to pay the $3.5 billion purchase price to have been paid by Comcast, less Comcast’s allocable share of the liabilities (between $550 and $600 million) of the Century-TCI and Parnassos joint ventures that are being assumed by Adelphia. This purchase price may be satisfied at TW NY’s election in any combination of shares of TWC Class A Common stock and cash. In such event, the Exchange would not take place and Comcast would retain its minority interests in the Century-TCI and Parnassos joint ventures, which would be managed by TWC. Pursuant to a letter agreement dated April 20, 2005 (the “Expanded Transaction Agreement”), among Comcast, TW NY and Adelphia, the parties have agreed that in such an event, the subsidiaries of Comcast that are parties to the Century-TCI and Parnassos joint ventures will contribute to the joint ventures an amount of cash equal to their allocable share of the liabilities of the joint ventures being assumed by Adelphia, and Adelphia or its subsidiaries will receive a distribution equal to the amount of that contribution.

The TWC Redemption Agreement

     Also on April 20, 2005, Comcast and certain of its affiliates and related parties, including TWE Holdings II Trust, a Delaware statutory trust that holds Comcast’s shares in TWC (“Comcast Trust II”) entered into the TWC Redemption Agreement with Time Warner, TWC and Cable Holdco II, Inc., a Delaware corporation and a newly formed subsidiary of TWC (“Cable Holdco II”). Pursuant to the TWC Redemption Agreement, TWC will redeem all of the shares of TWC Class A Common Stock held by Comcast Trust II in exchange for 100% of the common stock of Cable Holdco II. At the time of the exchange, Cable Holdco II will own certain cable systems currently owned directly or indirectly by TWC serving approximately 550,000 basic subscribers (as of December 31, 2004), plus approximately $1.9 billion in cash.

     The closing of the transactions contemplated by the TWC Redemption is subject to the satisfaction of the conditions to the TW Adelphia Acquisition. If the conditions to the TW Adelphia Acquisition are not satisfied, the parties to the TWC Redemption Agreement are under no obligation to effect the TWC Redemption. In addition, the closing of the transactions contemplated by the TWC Redemption Agreement is subject to the satisfaction or waiver of conditions customary to transactions of this type, including receipt of required regulatory approvals.

The TWE Redemption Agreement

     Also on April 20, 2005, Comcast and certain of its affiliates and related parties, including TWE Holdings I Trust, a statutory trust that holds Comcast’s interest in TWE (“Comcast Trust I”), entered into the TWE Redemption Agreement with Time Warner, TWC, TWE and Cable Holdco III LLC, a Delaware limited liability company and a newly formed subsidiary of TWE (“Cable Holdco III”). Pursuant to the TWE Redemption Agreement, TWE will redeem all of the TWE limited partnership interests held by Comcast Trust I in exchange for 100% of the limited liability company interests of Cable Holdco III. At the time of such exchange, Cable Holdco III will own certain cable systems currently owned directly or indirectly by TWE serving approximately 159,000 basic subscribers (as of December 31, 2004), plus approximately $133 million in cash.

     The closing of the transactions contemplated by the TWE Redemption Agreement is subject to the satisfaction or waiver of conditions customary to transactions of this type, including receipt of applicable regulatory approvals and the satisfaction or waiver of other customary conditions. If the conditions to the TW Adelphia Acquisition are not satisfied, the parties to the TWE Redemption Agreement are under no obligation to effect the TWE Redemption, except as described below.

The Exchange Agreement

     Also on April 20, 2005, Comcast and certain of its affiliates (collectively, the “Comcast Group”) entered into the Exchange Agreement with TWC and certain of its affiliates (collectively, the “TW Group”). Pursuant to the Exchange Agreement, the TW Group will transfer all outstanding limited liability company interests of certain newly formed limited liability companies that are to be indirect subsidiaries of TWC (collectively, the “TW Newcos”) to the Comcast Group in exchange for all limited liability company interests of certain newly formed limited liability companies or trusts that are to be indirect subsidiaries of Comcast (collectively, the “Comcast Newcos”). At the time of the Exchange, the TW Newcos will own cable systems, all but one of which are systems to be acquired by TW NY in the TW Adelphia Acquisition, serving approximately 2,031,000 basic subscribers (as of December 31, 2004), and the Comcast Newcos will own cable television systems, including certain systems to be obtained by Comcast in the Comcast Adelphia Acquisition, serving approximately 2,203,000 basic subscribers (as of December 31, 2004). The cable systems to be transferred to Comcast include systems located in West Palm Beach, Florida, and suburbs of the District of Columbia. The cable systems to be transferred to TWC include systems that are owned by the Century-TCI joint venture in the Los Angeles, California area and the Parnassos joint venture in Ohio and Western New York, as well as cable systems currently owned by Comcast located in the following areas: Dallas, Texas; Los Angeles, California; and Cleveland, Ohio.

     The closing of the transactions contemplated by the Exchange Agreement is subject to consummation of the TW Adelphia Acquisition and the Comcast Adelphia Acquisition. In addition, the closing of the transactions contemplated by the Exchange Agreement is subject to the satisfaction or waiver of conditions customary to transactions of this type, including receipt of applicable regulatory approvals.

TKCCP Agreement

     Also on April 20, 2005, Comcast and TWC entered into an agreement (the “TKCCP Agreement”) pursuant to which the parties agreed that if the Adelphia Acquisitions and the Exchange occur and if Comcast receives certain cable systems located in Southwest Texas (the “SW Texas Systems”) upon dissolution of Texas and Kansas City Cable Partners, L.P. pursuant to the Limited Partnership Agreement of Texas and Kansas City Cable Partners, L.P., dated as of June 23, 1998, as amended, Comcast will have a period of six months commencing on the first anniversary of the date Comcast receives such cable systems in such dissolution to cause TWC to transfer to Comcast certain cable systems serving approximately 400,000 basic subscribers (as of December 31, 2004), and in exchange therefor, Comcast will transfer to TWC the SW Texas Systems, serving approximately 480,000 basic subscribers (as of December 31, 2004). Such numbers of subscribers were determined by TWC in accordance with its subscriber counting policies. To the extent the value of the systems being transferred by either party is different from the value being received, an appropriate cash adjustment will be made to equalize value. If Comcast exercises its option to cause such exchange, the closing of the exchange will be subject to customary terms and conditions.

Amendments to Existing Arrangements

    Registration Rights Agreement

     In conjunction with the restructuring of TWE completed in 2003 (the “TWE Restructuring”), TWC granted Comcast Trust II registration rights relating to the shares of TWC Class A Common Stock acquired by it in the TWE Restructuring. In December 2003, Comcast Trust II requested that TWC register its shares of TWC Class A Common Stock for sale in a public offering. Pursuant to the TWC Redemption Agreement, Comcast Trust II has agreed not to exercise or pursue registration rights with respect to the TWC Class A Common Stock owned by it until the earlier of (i) the date upon which the TWC Redemption Agreement is terminated in accordance with its terms and (ii) the date upon which TWC’s offering of securities to the public for cash for its own account in one or more transactions registered under the Securities Act of 1933, as amended (other than as consideration in an acquisition transaction or as compensation to employees), exceeds $2.1 billion. Among other things, the parties have agreed that Comcast Trust II will have full priority in respect of any request by it to register its shares of TWC Class A Common Stock for a period to begin on November 1, 2006 and ending on November 18, 2007. TWC has also agreed to use all commercially reasonable efforts to file a shelf registration statement on June 1, 2006 registering the resale of all shares of TWC Class A Common Stock held by Comcast Trust II.

    Partnership Interest Sale Agreement

As part of the TWE Restructuring, Comcast, Comcast Trust I, Time Warner and TWC entered into a Partnership Interest Sale Agreement, dated as of March 31, 2003 (the “Partnership Interest Sale Agreement”), that provided, among other things, that under certain circumstances Comcast Trust I could cause Time Warner or TWC to acquire Comcast Trust I’s interest in TWE for consideration consisting of either cash or stock of Time Warner or TWC. Pursuant to the TWE Redemption Agreement, Comcast Trust I has agreed not to exercise its rights to cause either Time Warner or TWC to purchase its interest in TWE under the Partnership Interest Sale Agreement until the earlier of such time as the TWE Redemption Agreement is terminated, the date TWC delivers a termination notice and December 31, 2006. Under certain circumstances, Comcast is entitled to deliver a termination notice to Time Warner and TWE, whereupon Time Warner and TWE can elect either to (i) proceed with the TWE Redemption and waive the condition that the conditions to the TW Adelphia Acquisition have been satisfied or (ii) permit the TWE Redemption Agreement to be terminated. In addition, Time Warner and TWC have agreed that if Comcast exercises its rights to cause Time Warner or TWC to purchase its interest in TWE, the consideration will not include TWC stock.

    Amendment to the Tolling and Optional Redemption Agreement

     Also on April 20, 2005, Comcast and certain of its affiliates, including Comcast Trust II, and TWC and Cable Holdco, Inc., a Delaware corporation and a subsidiary of TWC (“Cable Holdco”), entered into an Amendment No. 2, dated as of April 20, 2005 (“Amendment No. 2”), to the Tolling and Optional Redemption Agreement, dated as of September 24, 2004, (as amended by Amendment No. 1, dated as of February 17, 2005, and by Amendment No. 2, the “Optional Redemption Agreement”). Pursuant to the Optional Redemption Agreement, the parties agreed that if the TWC Redemption Agreement terminates, TWC will redeem 23.8% of the TWC Class A Common Stock held by Comcast Trust II in exchange for 100% of the common stock of Cable Holdco. At the time of the exchange, Cable Holdco will own certain cable systems currently owned directly or indirectly by TWC or TWE, serving approximately 143,000 basic subscribers (as of December 31, 2004), plus approximately $422 million in cash.

     The closing of the transactions contemplated by the Optional Redemption Agreement is subject to, and can only occur, following the termination of the TWC Redemption Agreement. In addition, the closing of the transactions contemplated by the Optional Redemption Agreement is subject to satisfactory due diligence by Comcast of certain of the cable systems it is to receive and the satisfaction or waiver of conditions customary to transactions of this type, including receipt of applicable regulatory approvals. The parties to the Optional Redemption Agreement have agreed pursuant to a letter agreement dated April 20, 2005 that, if at the time the conditions to the closing of the Optional Redemption Agreement have been satisfied the closing under the TWE Redemption Agreement has not occurred and the TWE Redemption Agreement has not been terminated, then certain of the cable systems subject to the Optional Redemption Agreement will be substituted with alternative cable systems (serving approximately the same number of basic subscribers as of December 31, 2004).

Cautionary Statements

     The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Comcast Adelphia Purchase Agreement, the TWC Redemption Agreement, the TWE Redemption Agreement, the Exchange Agreement, the Optional Redemption Agreement, the Expanded Transaction Agreement and the TKCCP Agreement (the “Agreements”), copies of which are filed herewith as Exhibits 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and 2.7, respectively.

     The Agreements have been included to provide investors with information regarding their terms. Except for their status as the contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described above, the Agreements are not intended to be a source of factual, business or operational information about the parties.

     The representations, warranties and covenants made by the parties in each of the Agreements are qualified including by information in disclosure schedules that the parties exchanged in connection with the execution of such Agreements. Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. Investors are not third party beneficiaries under the Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Comcast, Time Warner or Adelphia or any of their respective affiliates.

Caution Concerning Forward-Looking Statements

     This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the management of Comcast and are subject to uncertainty and changes in circumstances.

     Actual results may vary materially from those expressed or implied by the statements herein due to the bankruptcy court approval process, regulatory review and approval process and changes in economic, business, competitive, technological and/or other regulatory factors, as well as other factors affecting the operation of the business of Comcast. More detailed information about these factors may be found in the filings by Comcast with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. Comcast is under no obligation to, and expressly disclaims any such obligation to, update or alter the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01 Other Events

     On April 21, 2005, Time Warner and Comcast issued a joint press release announcing the Transactions. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 2.1	Asset Purchase Agreement, dated as of April 20, 2005, between Adelphia
Communications Corporation and Comcast Corporation.

Exhibit 2.2	Redemption Agreement, dated as of April 20, 2005, by and among Comcast Cable
Communications Holdings, Inc., MOC Holdco II, Inc., TWE Holdings II Trust, Cable
Holdco II Inc., Time Warner Cable Inc. and, for certain limited purposes, Comcast
Corporation, Time Warner Inc. and TWE Holdings I Trust.

Exhibit 2.3	Redemption Agreement, dated as of April 20, 2005, by and among Comcast Cable
Communications Holdings, Inc., MOC Holdo I, LLC, TWE Holdings I Trust, Cable
Holdco III LLC, Time Warner Entertainment Company, L.P. and, for certain limited purposes, Comcast Corporation, Time Warner Inc. and Time Warner Cable Inc.

Exhibit 2.4	Exchange Agreement, dated as of April 20, 2005, by and among Comcast Corporation,
Comcast Cable Communications Holdings, Inc., Comcast of Georgia, Inc., TCI
Holdings, Inc., Time Warner Cable Inc., Time Warner NY Cable LLC and Urban
Cable Works of Philadelphia, L.P.

Exhibit 2.5	Composite copy of Tolling and Optional Redemption Agreement, dated as of
September 24, 2004, as amended by Amendment No. 1, dated as of February 17, 2005, and by Amendment No. 2, dated as of April 20, 2005, by and among Comcast Cable
Communications Holdings, Inc., MOC Holdco II, Inc., TWE Holdings II Trust, Cable
Holdco Inc., Time Warner Cable Inc. and, for certain limited purposes, Comcast
Corporation, Time Warner Inc. and TWE Holdings I Trust.

Exhibit 2.6	Letter Agreement, dated April 20, 2005, among Adelphia Communications
Corporation, Comcast Corporation and Time Warner NY Cable LLC.

Exhibit 2.7	Letter Agreement, dated April 20, 2005, between Time Warner Cable Inc. and
Comcast Corporation.

Exhibit 99.1	Press Release, dated April 21, 2005, issued by Time Warner Inc. and Comcast
Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	April 26, 2005	By:	/s/ Arthur R. Block
Name: Arthur R. Block
Title: Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Asset Purchase Agreement, dated as of April 20, 2005, between Adelphia
Communications Corporation and Comcast Corporation.

Exhibit 2.2	Redemption Agreement, dated as of April 20, 2005, by and among Comcast Cable
Communications Holdings, Inc., MOC Holdco II, Inc., TWE Holdings II Trust, Cable
Holdco II Inc., Time Warner Cable Inc. and, for certain limited purposes, Comcast
Corporation, Time Warner Inc. and TWE Holdings I Trust.

Exhibit 2.3	Redemption Agreement, dated as of April 20, 2005, by and among Comcast Cable
Communications Holdings, Inc., MOC Holdo I, LLC, TWE Holdings I Trust, Cable
Holdco III LLC, Time Warner Entertainment Company, L.P. and, for certain limited purposes, Comcast Corporation, Time Warner Inc. and Time Warner Cable Inc.

Exhibit 2.4	Exchange Agreement, dated as of April 20, 2005, by and among Comcast Corporation,
Comcast Cable Communications Holdings, Inc., Comcast of Georgia, Inc., TCI
Holdings, Inc., Time Warner Cable Inc., Time Warner NY Cable LLC and Urban
Cable Works of Philadelphia, L.P.

Exhibit 2.5	Composite copy of Tolling and Optional Redemption Agreement, dated as of
September 24, 2004, as amended by Amendment No. 1, dated as of February 17, 2005, and by Amendment No. 2, dated as of April 20, 2005, by and among Comcast Cable
Communications Holdings, Inc., MOC Holdco II, Inc., TWE Holdings II Trust, Cable
Holdco Inc., Time Warner Cable Inc. and, for certain limited purposes, Comcast
Corporation, Time Warner Inc. and TWE Holdings I Trust.

Exhibit 2.6	Letter Agreement, dated April 20, 2005, among Adelphia Communications
Corporation, Comcast Corporation and Time Warner NY Cable LLC.

Exhibit 2.7	Letter Agreement, dated April 20, 2005, between Time Warner Cable Inc. and
Comcast Corporation.

Exhibit 99.1	Press Release, dated April 21, 2005, issued by Time Warner Inc. and Comcast
Corporation.